Exhibit 99.3
The following table sets forth selected historical financial data for Kirkhill Rubber Company for the period ended December 31, 1997.
                           Kirkhill Rubber Company
                                Balance Sheet
                              December 31, 1997
                    (In thousands, except share amounts)

ASSETS
Current Assets
  Cash (Notes 1 and 6)                                    $ 6,510
  Investments                                                  11
  Accounts Receivable, net of allowance of $120             5,351
  Inventory (Notes 1 and 2)                                 9,584
  Prepaid Expenses                                            735
  Deferred Taxes (Notes 1 and 4)                              813
                                                          -------
    Total Current Assets                                   23,004
Fixed Assets, at cost (Note 1)
  Land and Improvements                                       568
  Buildings and Warehouses                                  6,934
  Machinery and Equipment                                  12,961
  Office Furniture and Equipment                              767
  Autos and Trucks                                            159
                                                          -------
                                                           21,389
  Accumulated Depreciation                                 18,923
                                                          -------
    Fixed Assets Net of Accumulated Depreciation            2,466
Other Assets                                                   10
                                                          -------
TOTAL ASSETS                                              $25,480
                                                          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                        $ 1,187
  Accrued Liabilities                                       4,791
                                                          -------
    Total Current Liabilities                               5,978
Deferred Taxes Payable (Notes 1 and 4)                        152
Stockholders' Equity
  Capital Stock - No Par Value 200,000 Shares
   Authorized; 36,636 Shares Issued and Outstanding           881
  Additional Paid in Capital                                    8
  Retained Earnings                                        18,461
                                                          -------
    Total Stockholders' Equity                             19,350
                                                          -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $25,480
                                                          =======

                           Kirkhill Rubber Company
                             Statement of Income
                    For the year ended December 31, 1997
                               (In thousands)


Net Sales                                 $57,396
Costs and Expenses
  Cost of Goods Sold                       40,023
  Selling Expenses                          2,603
  Administrative Expenses                   5,001
                                          -------
    Total Expenses                         47,627
                                          -------
Income from Operations                      9,769
Other Income and (Expense)
  Interest Earned                             211
  Other Expenses                              (15)
  ESOP Expenses (Note 3)                     (130)
  Interest Expense (Non-ESOP)                  (9)
                                          -------
Total Other Income and (Expense)               57
                                          -------
Income before Income Taxes                  9,826
Income Tax Expense                          3,812
                                          -------
Net Income                                $ 6,014
                                          =======

                           Kirkhill Rubber Company
                           Statement of Cash Flow
                    For the year ended December 31, 1997
                               (In thousands)


Cash Flow from Operating Activities
Net Income                                            $ 6,014
Adjustments to Reconcile Net Income to Net Cash
 from Operating Activities
    Depreciation                                          448
    Gain on Sale of Fixed Assets                           (2)
    Accounts Receivable - Net                            (209)
    Inventory                                             911
    Prepaid Expenses                                      261
    Deferred Taxes                                       (317)
    Accounts Payable                                      376
    Accrued Liabilities                                 2,127
    ESOP Contributions Payable                         (1,902)
                                                      -------
  Total Adjustments                                     1,693
                                                      -------
Net Cash Provided (Used) by Operating Activities        7,707
Cash Flows from Investing Activities
    Decrease in Deposits                                   12
    Capital Expenditures                                 (269)
    Capital Dispositions                                    2
                                                      -------
Net Cash Provided (Used) by Investing Activities         (255)
Cash flows from Financing Activities
    Notes Payable Payments                             (4,852)
    Stock Redemption                                   (2,713)
    ESOP Dividend                                      (2,000)
    Tax Benefit of ESOP Dividend                          751
    ESOP Deferred Compensation Recognized               4,852
                                                      -------
Net Cash Provided (Used) by Financing Activities       (3,962)
                                                      -------
Net Increase (Decrease) in Cash                         3,490
Cash at Beginning of Year                               3,020
                                                      -------
Cash at End of Year                                   $ 6,510
                                                      =======

Supplemental Disclosures of Cash Flow Information
  Cash Paid For:
    Interest                                          $   332
                                                      =======
    Income Tax                                        $ 3,075
                                                      =======

                           Kirkhill Rubber Company
                      Statement of Stockholders' Equity
                    For the year ended December 31, 1997
                    (In thousands, except share amounts)

                                                        Additional
                                             Capital     Paid in      Retained
                                   Shares     Stock      Capital      Earnings
                                   ------    -------    ----------    --------

Beginning Balance                  39,351      $946       $    8      $16,345
Net Income                                                              6,014
Stock Redemption                   (2,715)      (65)                   (2,648)
Dividend Paid to ESOP Trust Net
 of Income Tax Benefit of $751                                         (1,250)
                                   ------      ----       ------      -------
Ending Balance                     36,636      $881       $    8      $18,461
                                   ======      ====       ======      =======


(Notes presented in thousands, except percentages and shares amounts)

Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

Business Activity
-----------------
Kirkhill Rubber Company ("Kirkhill") is a manufacturer of rubber and plastic products located in Southern California. Kirkhill's products are primarily manufactured for the commercial, aircraft, aerospace, and defense industries.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date on the financial statements and the reported amounts of revenues and expenses during the year. Actual results may differ from those estimates.

Cash
----
For purposes of reporting cash flows, cash includes money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.

Inventory
---------
Inventory is valued at the lower of cost or market. Cost is generally determined on the first-in, first-out basis using a twelve month weighted average cost for raw materials. Factory burden and direct labor costs are applied to work-in-process and finished goods using product class rates.

Fixed Assets
------------
Fixed assets are stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Major renewals and betterments are capitalized. Depreciation is provided on the straight-line method over the estimated useful lives of the depreciable assets. The estimated useful lives for depreciation are as follows:

                                        Years
                                        -----

       Office Equipment and Furniture    5-8
       Machinery                          8
       Buildings                        20-25
       Vehicles                           3

Depreciation was $448 for the year ended December 31, 1997.

Income Taxes
------------
Deferred taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred taxes are provided for accumulated temporary differences due to basis differences for assets and liabilities for financial reporting and income tax purposes, including alternative minimum taxes.

Note 2 - Inventory
         ---------

Inventory is composed of:


           Raw Materials          $5,041
           Work in Process         3,065
           Finished Goods          1,478
                                  ------
                                  $9,584
                                  ======

Note 3 - Employee Stock Ownership Plan
         -----------------------------

The following description of the Kirkhill's Employee Stock Ownership Plan provides only general information. Please refer to the summary plan description for a more complete description of the plan.

Kirkhill has elected not to adopt Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans. Kirkhill will continue to apply Statement of Position 76-3, Accounting Practices for certain Employee Stock Ownership Plans.

Kirkhill's Employee Stock Ownership and Savings Plan (the "Plan") is a defined contribution plan with three features: a stock bonus portion
(ESOP), a money purchase portion (ESOP) and a 401(k) savings portion. The ESOP stock bonus portion was adopted January 1, 1987. The 401(k) portion became effective January 1, 1989. The ESOP portion of the plan was amended January 1, 1991 to become a combination of a money purchase plan and a stock bonus plan. Contributions are made by Kirkhill in cash or in Company stock annually. The ESOP portion has no employee contributions; the 401(k) portion receives employee salary deferral contributions.

The stock ownership portion of the ESOP was funded with a $32,700 loan and a cash contribution of $2,312 from Kirkhill to the ESOP Trust in 1988. The ESOP Trust used the funds to purchase 70% of the outstanding capital stock from the shareholders at a cost of $35,001. The ESOP loan was completely paid off in 1997.

The loan was recorded as a note payable on Kirkhill's balance sheet. A like amount of deferred compensation was recorded as a reduction of stockholders' equity. Deferred compensation, included as a component of stockholders' equity, represented Kirkhill's prepayment of future compensation expenses. As Kirkhill made contributions to the ESOP, these contributions were used to repay the loan to Kirkhill. As the loan was repaid, shares were released annually using the principal and interest method. These shares were allocated to participants based upon their compensation.

Kirkhill's ESOP contribution for 1997 was $1,408. The principal portion of the ESOP contribution was $1,338 and the interest portion was $70. The principal portion was allocated to operations, based upon compensation, with $1,107 charged to factory burden, $112 charged to selling expenses and $118 charged to administrative expenses. The interest portion of $70 was charged to ESOP expenses. Also included in ESOP expenses is an annual loan charge, amortization loan fees, and processing fees amounting to $61. A dividend of $2,000, declared on October 16, 1997, was paid on ESOP shares. Of this amount $1,885 was applied to the ESOP loan principal.

Employees may contribute up to 5% of compensation through tax deferred withholdings to the 401(k) portion of the ESOP annually. These contributions totaled $445 in 1997. Kirkhill made a matching contribution of 50% of eligible employees' salary deferral to the 401(k) in the form of Company stock.

Eligibility
-----------
Employees who are 21 years of age and have completed one year of service (with 1,000 hours of service) are eligible to participate. Plan entrance is on January 1 and July 1.

Benefits
--------
Plan participants who terminate their employment for retirement, disability or death will have their vested account balance distributed following the end of the plan year in which their retirement, death or disability occurs. For other terminations of service, distribution of benefits may be deferred until a five-year break-in-service occurs. All distributions may be made in a combination of whole shares or cash in annual installments over a five-year period. Distributions of shares are subject to a limited "put" option which grants the participant the right to "put" the shares to Kirkhill at their fair market value as determined by an independent appraiser.

Note 4 - Income Taxes
         ------------

Deferred income tax asset and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Income tax at the combined federal and state statutory rate of 39.8% is reconciled to Kirkhill's actual provision as follows:

                                                      Percentage of
                                                      income before
                                            Amount    income taxes
                                            ------    -------------

          Tax at statutory rate             $3,913       39.8%
          Increase (decrease) resulting
           from tax effect of:
          Nondeductible expenses                 9         .1
          Other                               (110)      (1.1)
                                            -------      ----
          Income Tax Provision              $3,812       38.8%
                                            =======      ====

The income tax provision is presented gross without a tax reduction of $751 attributable to the dividend applied to the ESOP loan principal. The benefit is credited directly to retained earnings.

The components of the current deferred tax asset and noncurrent deferred tax liability are as follows:

                                                     Current    Noncurrent
                                                      Asset     Liability
                                                     -------    ----------

      Deferred tax liability resulting from
       taxable temporary depreciation differences     $  --       $(152)

      Deferred tax assets resulting from
       deductible temporary differences:
        Vacation pay accrued                            316          --
        Allowance for doubtful accounts                  49          --
        State income taxes                              238          --
        Inventory uniform capitalization rules          210          --
                                                      -----       -----
      Net deferred tax asset or (liability)           $ 813       $(152)
                                                      =====       =====

Note 5 - Related Party Transactions
         --------------------------

During the year, Kirkhill sold $7,007 of goods to a related company which has two directors and several shareholders in common. At year-end $363 was due from the company. Kirkhill purchased $60 in goods and services from this related company. Also legal services were provided by a director for $28. At year-end, Kirkhill was not indebted to these related parties.

Note 6 - Contingent Liabilities
         ----------------------

Kirkhill is a party to various lawsuits and claims. Management believes that the outcome of these lawsuits and claims will not have a material impact on Kirkhill's financial position or results of future operations.

Note 7 - Concentrations of Risk
         ----------------------

At year-end, approximately forty customers account for 64% of trade accounts receivable. The primary industries of these customers are 50% for commercial, 47% for aircraft and 3% for governmental. Also customers located in the state of California provided approximately 45% of Kirkhill's sales during the year.


Kirkhill has certain contracts which require purchases of materials from approved suppliers. Certain materials are limited to a single supplier. In the event that a material or supplier is no longer available, a change in a material or a supplier could cause a delay in manufacturing and a possible loss of sales. However, management believes this risk is minimal and alternative materials or suppliers could be acquired without affecting sales.

Kirkhill maintains cash in excess of the federally insured limits of $100 in one financial institution.

Note 8 - Operating Leases
         ----------------

Kirkhill has operating leases for certain vehicles and equipment. Lease terms range from 24 to 48 months. Lease expense for the year was $80. Future minimum lease payments are as follows:


                1998         $38
                1999          26
                2000          13
                             ---
                             $77
                             ===

Note 9 - Environmental Costs
         -------------------

Due to the continuing government regulation of the environment, Kirkhill is incurring cost of compliance. Environmental cost totaled $2 for the year.

                                March 3, 1998

                        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Kirkhill Rubber Company
300 East Cypress
Brea, California

We have audited the accompanying balance sheet of Kirkhill Rubber Company as of December 31, 1997 and the related statements of income, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of Kirkhill's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Kirkhill Rubber Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Romberger, Wilson & Beeson, Inc.